UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported) September 30, 2003



                          CADENCE RESOURCES CORPORATION
                      (FORMERLY ROYAL SILVER MINES, INC.)
             (Exact name of registrant as specified in its charter)


                  UTAH                                   87-0306609
       (STATE OR OTHER JURISDICTION                    (IRS EMPLOYER
             OF INCORPORATION)                       IDENTIFICATION NO)

                        6 EAST ROSE STREET, P.O. BOX 2056
                          WALLA WALLA, WASHINGTON 99362
          (Address of Principal Executive Offices, including Zip Code.)


                                  509-526-3491
              (Registrant's telephone number, including area code.)

ITEM  9.  REGULATION  FD  DISCLOSURE.

On September 30, 2003, we issued a press release announcing the completion of a private placement of our common stock at a price of $2.50 per share for gross proceeds of $3,916,000. The shares issued bear registration rights requiring a registration statement be filed by October 24, 2003 which will allow the resale of the shares offered in the placement when the registration statement is declared effective, and so long as such registration statement remains effective. The company is subject to certain penalties if it fails to meet certain requirements relating to the registration and ability to resell the common stock sold in the private placement.

The net proceeds will be used to fund our working interest in our natural gas project located in De Soto Parish, Louisiana, to repay loans made to the company by certain of our shareholders, executive officers and directors and for working capital. The natural gas project is a joint venture with Bridas Energy USA.

The press release is furnished herewith as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


The following exhibits are hereby made part of this Form 8-K:

Exhibit 99.1    Press Release

Exhibit 99.2    Form Purchase Agreement

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CADENCE  RESOURCES  CORPORATION
                                       ----------------------------------
                                       (Registrant)




Date:  September 30, 2003              By: /s/ John P. Ryan
-------------------------                  -----------------------------
                                           John P. Ryan
                                           Chief Financial Officer